UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2014 (November 24, 2014)

The NASDAQ OMX Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York	10006
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 24, 2014, The NASDAQ OMX Group, Inc. (“Nasdaq”) entered into a credit agreement (the “Credit Agreement”) with Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as swingline lenders, the other lenders party thereto, Bank of America, N.A., as administrative agent and issuing bank, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Merchant Banking, Skandinaviska Enskilda Banken AB (publ.), Mizuho Bank, Ltd., Nordea Bank Finland Plc, New York Branch and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunning managers, JPMorgan Chase Bank, N.A., Merchant Banking, Skandinaviska Enskilda Banken AB (publ.), Mizuho Bank, Ltd., Nordea Bank Finland Plc, New York Branch and Wells Fargo Bank, National Association, as syndication agents, and TD Bank, N.A. and HSBC Bank USA, N.A., as documentation agents.

The Credit Agreement provides for a $750 million senior unsecured five-year revolving credit facility (with sublimits for non-dollar borrowings, swingline borrowings and letters of credit) (the “Credit Facility”). The loans under the Credit Facility have a variable interest rate based on either the London Interbank Offered Rate or the Base Rate (or other applicable rate with respect to non-dollar borrowings), plus an applicable margin that varies with Nasdaq’s debt rating. The Credit Agreement includes an option for Nasdaq to propose an increase in the aggregate amount by up to $500 million, subject to the consent of the lenders funding the increase and certain other conditions. The Credit Facility is part of a refinancing of Nasdaq’s existing credit agreement, dated as of September 19, 2011, which has been terminated.

The Credit Agreement contains financial and operating covenants. Financial covenants include a minimum interest expense coverage ratio and a maximum leverage ratio. Operating covenants include, among other things, limitations on (i) the incurrence of indebtedness by Nasdaq’s subsidiaries, (ii) liens on assets of Nasdaq and its subsidiaries, (iii) entering into affiliate transactions, (iv) the disposition of assets by Nasdaq and its subsidiaries and (v) the payment of distributions in respect of Nasdaq’s capital stock.

The Credit Agreement matures, and all amounts outstanding thereunder will be due and payable in full, on November 25, 2019. Amounts borrowed under the Credit Agreement may be prepaid at any time without premium or penalty. As of November 24, 2014, loans in an aggregate principal amount of $122.5 million were drawn under the Credit Facility.

A copy of the Credit Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference, and the summary of the Credit Facility herein is qualified in its entirety thereby.

Item 1.02.	Termination of a Material Definitive Agreement.

The information included in Item 1.01 above is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.	Description
10.1	Credit Agreement, dated as of November 24, 2014, among The NASDAQ OMX Group, Inc., Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Swingline Lenders, the other Lenders party thereto and Bank of America, N.A., as Administrative Agent and Issuing Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NASDAQ OMX GROUP, INC.

By:	/ S / EDWARD S. KNIGHT
Name: Edward S. Knight
Title: Executive Vice President and General Counsel

Date: December 1, 2014